Exhibit 10.6

T H I S  L I C E N C E  is made on the date specified in the Particulars between the Landlord, the Management Company, the Tenant, the Tenant’s Guarantor, the Undertenant and the Undertenant’s Guarantor.

T H I S  D E E D  W I T N E S S E S  as follows:

1.	INTERPRETATION

1.1	In this licence, except where the context otherwise requires, the following words and expressions have the following meanings:

“Act” means the Landlord and Tenant (Covenants) Act 1995;

“Business Day” means a day which is not a Saturday, a Sunday, Christmas Day, Good Friday or a bank holiday in England and Wales;

“Landlord” means the Landlord specified in the Particulars or such other person as may from time to time be entitled to the reversion immediately expectant on the end of the Term;

“Landlord’s Solicitor’s” means Slaughter and May of One Bunhill Row, London EC1Y 8YY (Ref: JSYN/DJWS) or such other firm or firm of solicitors as the Landlord may notify to a relevant party at any time;

“Lease” means the Lease specified in the Particulars and any instrument made under it or collateral to it;

“Licence for Alterations” means the licence for alterations made or to be made between the Landlord (1), the Tenant (2), the Tenant’s Guarantor (3), the Undertenant (4) and the Undertenant’s Guarantor (5);

“Management Company” means the Management Company specified in the Particulars and as more particularly described in the Lease;

“Permitted Part” has the meaning given to it in the Lease;

“Premises” means the Premises specified in the Particulars and more particularly described in and demised by the Lease;

“Rent Deposit Arrangements” means the Letter of Credit to be provided by the Undertenant to the Tenant a form of which is annexed at Annex 3 to this Licence;

“Rights” means the rights described in the Schedule;

“Tenant” means the Tenant specified in the Particulars and, except in Clause 2 and in the definition of “Underlease”, includes its successors in title;

“Tenant’s Guarantor” means the Tenant’s Guarantor specified in the Particulars;

“Term” means the term of years granted by the Lease;

“Underlease” means an underlease of the Premises to be entered into between the Tenant (1) and the Undertenant (2) in accordance with the terms of this licence;

“Underlet Premises” means the Underlet Premises specified in the Particulars and more particularly described in and demised by the Underlease;

“Underletting” means the underletting permitted by this licence;

“Undertenant” means the Undertenant specified in the Particulars and, except in Clause 2 and in the definition of “Underlease”, includes its successors in title;

“Undertenant’s Guarantor” means the Undertenant’s Guarantor specified in the Particulars; and

“Value Added Tax” means value added tax as provided for in the Value Added Tax Act 1994 and includes any future taxes, duties or charges of a similar nature.

1.2	This licence is collateral to the Lease.

1.3	This licence incorporates the Particulars.

1.4	In this licence, unless otherwise specified:

(A)	a reference to a clause is to a clause of this licence;

(B)	headings to clauses are for convenience only and do not affect the interpretation of this licence;

(C)	words in this licence denoting the singular include the plural meaning and vice versa;

(D)	a covenant by any party not to do any act, matter or thing includes a covenant not to cause, permit or suffer the doing of it;

(E)	a reference to a particular statute or a statutory provision is a reference to it as it may have been or may in the future be amended, modified or re-enacted and to any regulation, statutory instrument, order, byelaw, direction or other provision that may have been made or may in the future be made under it;

(F)	where a party consists of two or more persons the obligations of such persons are joint and several;

(G)	nothing in this licence releases or lessens the liability of any person to the Landlord in respect of the covenants and conditions in the Lease or constitutes a waiver of any outstanding breach;

(H)	nothing in this licence permits any action not permitted expressly;

(I)	a reference to “end of the Term” includes the coming to an end of the Term in any way including termination, expiration, surrender, frustration and forfeiture; and

(J)	the expression “tenant covenant” has the meaning ascribed to it in section 28(1) of the Act.

2.	CONSENT TO UNDERLET

2.1	The Landlord grants licence for the Tenant to grant the Underlease to the Undertenant.

2.2	The Underlease shall be in the form of the draft annexed to this Licence at Annex 1.

3.	UNDERTENANT’S COVENANTS

The Undertenant covenants with the Landlord and separately with the Management Company for so long as it is either bound by the tenants covenants in the Underlease or liable under an agreement which is an authorised guarantee agreement for the purposes of section 16 of the Act:

(A)	to pay the rents reserved by the Underlease and to observe and perform the tenant covenants in the Underlease as from the date when the Underlease is completed;

(B)	not to do or allow anything at or in relation to the Underlet Premises that causes the Tenant to be in breach of the tenant covenants in the Lease provided that this covenant shall not oblige the Undertenant to pay any rents payable under the Lease insofar as the same affect the Underlet Premises as from the date when the Underlease is completed throughout the term of the Underlease including (but without limitation) the conditions set out in clause 4.21.1(c) of the Lease;

(C)	not to (save by way of an assignment of the whole or underlease of the whole or of a Permitted Part) part with possession of or share occupation of the whole or any part of the Underlet Premises or agree to do so or permit any person to occupy the same save where permitted by clause 4.21.1(b) of the Lease;

(D)	not to assign, charge or underlet (or agree so to do) the whole of the Underlet Premises or underlet (or agree so to do) a Permitted Part without (in each case) obtaining the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed; and

(E)	not to assign or charge any part or parts (as distinct from the whole) of the Underlet Premises (or agree to do so).

4.	UNDERTENANT’S GUARANTOR’S COVENANTS

4.1	Indemnity by Undertenant’s Guarantor

The Undertenant’s Guarantor hereby covenants with the Landlord and as a separate covenant with the Management Company as a primary obligation that the Undertenant or the Undertenant’s Guarantor shall at all times until the Undertenant shall cease to be bound by the Undertenant’s covenants in the Underlease during the term of the Underlease duly perform and observe all the covenants on the part of the Undertenant contained in the Underlease and the Licence including the payment of the rents thereby reserved and all other sums payable under the Underlease in the manner and at the times therein specified and the Undertenant’s Guarantor shall indemnify and keep indemnified the Landlord and the Management Company against all claims demands losses damages liability costs fees and expenses whatsoever sustained by the Landlord or the Management Company by reason of or arising directly or indirectly out of any default by the Undertenant in the performance and observance of any of its obligations or the payment of any rents and other sums.

4.2	Undertenant’s Guarantor jointly and severally liable with Undertenant

The Undertenant’s Guarantor hereby further covenants with the Landlord and as a separate covenant with the Management Company that the Undertenant’s Guarantor is jointly and severally liable with the Undertenant (whether before or after any disclaimer by a liquidator or trustee in bankruptcy) for the fulfilment of all the obligations of the Undertenant under the Underlease and the Licence and agrees that the Landlord or the Management Company in the enforcement of its rights thereunder may proceed against the Undertenant’s Guarantor as if the Undertenant’s Guarantor was named as the Undertenant in the Underlease.

4.3	Waiver by Undertenant’s Guarantor

The Undertenant’s Guarantor hereby waives any right to require the Landlord or the Management Company to proceed against the Undertenant or to pursue any other remedy whatsoever which may be available to the Landlord or the Management Company before proceeding against the Undertenant’s Guarantor.

4.4	Postponement of claims by Undertenant’s Guarantor against Undertenant

The Undertenant’s Guarantor hereby further covenants with the Landlord and as a separate covenant with the Management Company that the Undertenant’s Guarantor shall not claim in any liquidation bankruptcy composition or arrangement of the Undertenant in competition with the Landlord or the Management Company and shall to the extent there are moneys due and owing to the Landlord and/or the Management Company by the Undertenant remit to the Landlord the proceeds of all judgments and all distributions it may receive from any liquidator trustee in bankruptcy or supervisor of the Undertenant and to the extent aforesaid shall hold for the benefit of the Landlord and the Management Company all security and rights the Undertenant’s Guarantor may have over assets of the Undertenant whilst any liabilities of the Undertenant or the

Undertenant’s Guarantor to the Landlord or the Management Company remain outstanding.

4.5	Postponement of participation by Undertenant’s Guarantor in security

The Undertenant’s Guarantor shall not be entitled to participate in any security held by the Landlord or the Management Company in respect of the Undertenant’s obligations to the Landlord or the Management Company under the Underlease or to stand in the place of the Landlord or the Management Company in respect of any such security until all the obligations of the Undertenant or the Undertenant’s Guarantor to the Landlord and the Management Company under the Underlease have been performed or discharged.

4.6	No release of Undertenant’s Guarantor

None of the following or any combination thereof shall release discharge or in any way lessen or affect the liability of the Undertenant’s Guarantor under the Underlease:

(A)	any neglect delay or forbearance of the Landlord the Management Company the Tenant or the Tenant’s Guarantor in endeavouring to obtain payment of the rents or other amounts required to be paid by the Undertenant or in enforcing the performance or observance of any of the obligations of the Undertenant or the Undertenant’s Guarantor under the Underlease or this Licence;

(B)	any refusal by the Landlord the Management Company the Tenant or the Tenant’s Guarantor to accept rent tendered by or on behalf of the Undertenant at a time when the Landlord was entitled (or would after the service of a notice under Section 146 of the Law of Property Act 1925 have been entitled) to re-enter the Underlet Premises;

(C)	any extension of time given by the Landlord the Management Company the Tenant or the Tenant’s Guarantor to the Undertenant or the Undertenant’s Guarantor;

(D)	(subject to Section 18 of the Landlord and Undertenant (Covenants) Act 1995) any variation of the terms of the Underlease (including any reviews of the rent payable under the Underlease) or the transfer of the Landlord’s reversion;

(E)	any change in the identity constitution structure or powers of any of the Undertenant the Undertenant’s Guarantor the Tenant the Tenant’s Guarantor the Landlord or the Management Company or the liquidation administration or bankruptcy (as the case may be) of either the Undertenant or the Undertenant’s Guarantor;

(F)

any legal limitation or any immunity disability or incapacity of the Undertenant or the Undertenant’s Guarantor (whether or not known to the Landlord the Management Company the Tenant or the Tenant’s Guarantor) or the fact that any dealings with the Landlord the Management Company the Tenant or the Tenant’s Guarantor by the Undertenant or the Undertenant’s Guarantor may be

outside or in excess of the powers of the Undertenant or the Undertenant’s Guarantor (as the case may be);

(G)	any other act omission matter or thing whatsoever whereby but for this provision the Undertenant’s Guarantor would be exonerated either wholly or in part (other than a release under seal given by the Landlord and/or the Management Company as the case may be).

4.7	Disclaimer or forfeiture of Underlease

(A)	The Undertenant’s Guarantor hereby further covenants with the Landlord and the Management Company that:

(i)	if the Crown or a liquidator or trustee in bankruptcy shall disclaim or surrender the Underlease; or

(ii)	if the Undertenant shall cease to exist

THEN the Undertenant’s Guarantor shall if the Landlord by notice in writing given to the Undertenant’s Guarantor within ninety (90) days after such disclaimer or other event so requires procure that a Group Company (as defined in the Lease) of the Undertenant’s Guarantor accepts from and executes and delivers to the Tenant a counterpart of a new underlease of the Underlet Premises and the Undertenant’s Guarantor shall act as guarantor of that Group Company under the new underlease and shall execute the said counterpart of the new underlease for a term commencing on the date of the disclaimer or other event and continuing for the residue then remaining unexpired of the term of the Underlease such new underlease to be at the cost of the Undertenant’s Guarantor (such costs to be reasonable and proper) and to be at the same rents and subject to the same covenants conditions and provisions as are contained in the Underlease.

(B)	If the Landlord shall not require a new underlease to be taken pursuant to clause 4.7(A) above the Undertenant’s Guarantor shall nevertheless upon demand pay to the Tenant a sum equal to the rent payable under the Underlease and other sums that would have been payable under the Underlease but for the disclaimer or other event in respect of the period from and including the date of such disclaimer or other event until the expiration of ninety (90) days therefrom or until the Tenant shall have granted a Underlease of the whole or part of the Underlet Premises to a third party (whichever shall first occur).

4.8	Benefit of guarantee and indemnity

This guarantee and indemnity shall enure for the benefit of the successors and assigns of the Landlord and the Management Company respectively under the Underlease without the necessity for any assignment thereof.

5.	TENANT’S COVENANTS

The Tenant covenants with the Landlord:

(A)	that the Tenant has not withheld any information that would be material to the Landlord giving its consent to the Underletting;

(B)

on completion of this licence to pay the costs and disbursements of the Landlord and of any other person interested in the Premises and their respective solicitors, managing agents, insurers and other professional advisers in connection with this licence, including any value added tax in respect of those costs and disbursements except to the extent that the Landlord is able to recover that value added tax up to a maximum of £25,000 plus VAT and disbursements[1]; and

(C)	to provide written notice of the Underletting to the Landlord’s Solicitors within twenty one days of its being completed together with a certified copy of the Underlease and the Rent Deposit Arrangement.

6.	TENANT’S GUARANTOR’S ACKNOWLEDGEMENT

6.1	The Tenant’s Guarantor consents to the Tenant entering into this licence and agrees that the Tenant’s Guarantor’s obligations under the Lease:

(A)	shall extend and apply to the covenants of the Tenant in this licence;

(B)	shall not be released or diminished by any provision of this licence; and

(C)	to the extent that any provision of this licence varies the terms of the Lease, shall apply to the Lease as varied.

6.2	The Tenant’s Guarantor guarantees to the Landlord that the Tenant will observe and perform its obligations under this Licence, such guarantee to be in the same form mutatis mutandis as the covenants set out in the Fourth Schedule of the Lease.

7.	RIGHTS GRANTED

Subject to, and in accordance with the provisions of the Schedule and the Lease, the Landlord grants to the Tenant and the Tenant grants to the Undertenant the Rights.

8.	AGREEMENT AND DECLARATION

8.1	This licence does not permit the Tenant to part with or share possession or occupation of the whole or part of the Underlet Premises prior to completion of the Underlease.

[1]	Canary Wharf’s and Jones Lang LaSalle’s fees to be agreed in addition to this figure.

8.2	The consent contained in this licence is voidable at the option of the Landlord by notice in writing to the Tenant without prejudice to its rights under this licence if the Underlease is not completed within three (3) months after the date of this licence.

8.3	Where, pursuant to the terms of this Deed, the Tenant and/or the Undertenant are required to reimburse the Landlord or the Management Company or any other person (“Recipient”) for any cost, fee, charge, disbursement or expense (or any proportion of it), the Tenant or the Undertenant as appropriate shall also reimburse the Recipient for any part of such cost, fee, charge, disbursement or expense (or proportion of it) which represents VAT, save to the extent that the Recipient is entitled to credit or repayment in respect of such VAT from Revenue & Customs.

9.	NOTICES

Any notice to be given under or in connection with this licence shall be in accordance with clause 8.10.1 of the Lease, and clause 8.10.1 of the Underlease.

10.	JURISDICTION

10.1	This licence and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

10.2	The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this licence or its subject matter or formation (including non-contractual disputes or claims).

11.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

The parties do not intend that any provision of this licence is to be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to it or a successor of such a party.

I N  W I T N E S S  of which the Landlord, the Management Company, the Tenant, the Tenant’s Guarantor, the Undertenant and the Undertenant’s Guarantor have executed this document as a deed on the date specified in the Particulars.

SCHEDULE

RIGHTS

1.	DEFINITIONS

In this Schedule, the following expressions shall have the following meanings:

(A)	“Building” has the same meaning as in the Lease;

(B)	“Chilled Water Allocation” has the meaning given to it in Paragraph 2 of this Schedule (as varied from time to time in accordance with this Schedule);

(C)	“Chilled Water Systems” means the chilled water systems forming part of the Landlord’s plant in the Building;

(D)	“Power Review Date” has the meaning given to it in Paragraph 3.1 of this Schedule;

(E)	“Underlet Premises Total Power Draw” has the meaning given to it in Paragraph 2 of this Schedule (as varied from time to time in accordance with this Schedule);

(F)	“UPS” means the uninterrupted power system forming part of the Landlord’s plant in the Building;

(G)	“UPS2” means the uninterrupted power supply system (no.2) currently located on level 14 of the Building and its associated infrastructure;

(H)	“Power Supply” means the electrical power supply to the Building; and

(I)	“Quarter Day” means the first day of January, the first day of April, the first day of July and the first day of December in each year of the term of the Underlease.

2.	RIGHTS

2.1	Subject always to the provisions of the Lease and to Paragraph 4.1 of this Schedule, the Landlord grants to the Tenant and the Tenant grants to the Undertenant a right at any time to:

(A)	use a maximum of 1400kW of chilled water capacity from the Chilled Water Systems for the purpose of cooling the Underlet Premises as measured by the energy meters installed by the Undertenant for that purpose (the “Chilled Water Allocation”); and

(B)

draw a maximum of 846kW of electrical power from the Power Supply for consumption in the Underlet Premises as measured by the power consumption meter(s) dedicated to the Underlet Premises or other electrical measurement devices (including without limitation, sub-meters and/or pulse meters (installed by the Landlord which for the avoidance of doubt will include the power usage for the UPS2 (the “Underlet Premises Total Power Draw”)),

in each case as may be reviewed and reduced (but not increased) in accordance with Paragraph 3 of this Schedule.

2.2	The Undertenant covenants with the Landlord and separately with the Tenant that it shall ensure that:

(A)	the peak chilled water capacity used from the Chilled Water Systems shall not at any time exceed the Chilled Water Allocation;

(B)	the peak electrical power draw from the Power Supply to the Underlet Premises shall not at any time exceed the Underlet Premises Total Power Draw; and

(C)	in the event the Undertenant exceeds the Chilled Water Allocation and/or the Underlet Premises Total Power Draw between the hours of 07:00 and 20:00 on two consecutive days and the Landlord and/or the Tenant gives written notice to the Undertenant of such occurrence, the Undertenant shall take any such action as is necessary to ensure that the Chilled Water Allocation and/or the Underlet Premises Total Power Draw, as appropriate, are not exceeded as soon as reasonably practicable and if such excess is not reduced to the Underlet Premises Total Power Draw and/or the Chilled Water Allocation within twelve (12) hours of such written notification the Landlord may suspend the Chilled Water Allocation and/or the Underlet Premises Total Power Draw (as the case may be) until such time as the Undertenant satisfies the Landlord (acting reasonably) that it is no longer exceeding the Chilled Water Allocation and/or the Underlet Premises Total Power Draw (as the case may be).

2.3	Subject always to the terms of the Lease and to Paragraph 4.2 of this Schedule:

(A)	the Landlord grants to the Tenant and the Tenant grants to the Undertenant the exclusive use of UPS2 for the provision of back-up electrical power to the Underlet Premises and the right to connect in to, install and run and retain wiring and ducting through the risers running from UPS2 to the Underlet Premises in accordance with and subject to the Licence for Alterations; and

(B)	the Landlord covenants with the Undertenant to repair and maintain UPS2 and any of the Landlord’s related infrastructure linking the UPS2 to the Underlet Premises to the minimum standards set out in the service agreement annexed to this Deed at Annex 2.

2.4	Prior to the commencement of each year of the term of the Underlease the Landlord shall provide and the Landlord the Tenant and the Undertenant shall agree an estimate of the projected costs to be incurred by the Landlord in complying with its covenants in paragraph 2.3(B) of this Schedule (each party acting reasonably) (“Estimated Expenditure”).

2.5	The Tenant covenants to pay to the Landlord and the Undertenant covenants to pay to the Tenant in accordance with clause 3.6 of the Underlease the Estimated Expenditure plus any VAT properly payable on such sum in advance by equal quarterly instalments on the Quarter Days within 10 working days of written demand the first payment being a proportionate sum in respect of the period from and including the date of this Licence to the next Quarter Day following the date of this Licence.

2.6	As soon as reasonably practicable after the end of each year of the term of the Underlease the Landlord shall send to the Tenant and the Undertenant a statement detailing the actual costs incurred by the Landlord in complying with its covenants in paragraph 2.3 (B) of this schedule for the preceding year of the term of the Underlease (“Actual Costs”) compared to the Estimated Expenditure (“Costs Statement”).

2.7	If the Costs Statement shows that Actual Costs exceeds the Estimated Expenditure the shortfall shall be paid by the Tenant (plus any VAT properly payable on such sum) to the Landlord within ten (10) working days of written demand and the Undertenant shall pay such costs to the Tenant in accordance with clause 3.6 of the Underlease.

2.8	If the Costs Statement shows that Estimated Expenditure exceeds the Actual Costs any overpayment shall be credited by the Landlord to the Tenant and by the Tenant to the Undertenant against the next payment of the Estimated Expenditure due (or where there are no further Quarter Days due before the end of the term of the Underlease such overpayment shall be paid to the Tenant within ten (10) working days after the issue of the relevant Costs Statement and by the Tenant to the Undertenant within five (5) Business Days of receipt of such overpayment from the Landlord.

3.	REVIEW OF RIGHTS

3.1	Not earlier than the third anniversary of the date of the Underlease and on one occasion only (but subject to the provisions of Paragraph 3.5 of this Schedule), the Landlord the Tenant and the Undertenant may review the Underlet Premises Total Power Draw. The Landlord may instigate such review by serving written notice on the Tenant and the Undertenant specifying the relevant date (being a date falling after the expiry of such three (3) year period) on which the Landlord intends to effect such review (the “Power Review Date”). The Landlord the Tenant and the Undertenant shall review and (if appropriate) reduce the Underlet Premises Total Power Draw in accordance with the following formula, such that following the Power Review Date the Underlet Premises Total Power Draw shall be the amount equal to “X” below where:

X = the lower of:

(1)	846kW; and

(2)	the sum of Y + 10% of Y.

Where:

X = the reviewed Underlet Premises Total Power Draw; and

Y = the highest amount of electrical power actually drawn in the Underlet Premises from the Power Supply (measured in kW) at any time in the period from and including the date of the Underlease to and including the Power Review Date as measured by the power consumption meter(s) dedicated to the Underlet Premises or other electrical measurement devices (including without limitation sub-meters and/or pulse meters) installed by the Landlord.

3.2	Following the Power Review Date, the parties will endorse the following memorandum on this Deed:

“Memorandum: with effect from [Power Review Date] the parties confirm that, pursuant to and in accordance with Paragraph 3.1 of the Schedule to this Deed, the Underlet Premises Total Power Draw shall be [—] kW”.

3.3	Not earlier than the third anniversary of the date of the Underlease and on one occasion only (but subject to the provisions of Paragraph 3.5 of this Schedule), the Landlord the Tenant and the Undertenant may review the Chilled Water Allocation. The Landlord may instigate such review by serving written notice on the Tenant and the Undertenant specifying the relevant date (being a date falling after the expiry of such three (3) year period) on which the Landlord intends to effect such review (the “Chilled Water Review Date”). The Landlord the Tenant and the Undertenant shall review and (if appropriate) reduce the Chilled Water Allocation in accordance with the following formula, such that following the Chilled Water Review Date the Chilled Water Allocation shall be the amount equal to “X” below where:

X = the lower of:

(1)	1400kW; and

(2)	the sum of Y + 10% of Y.

Where:

X = the reviewed Chilled Water Allocation; and

Y = the highest amount of chilled water capacity actually drawn from the Chilled Water Systems for the purpose of cooling the Underlet Premises at any time as measured by the energy meters installed by the Undertenant for that purpose in the period from and including the date of the Underlease to and including the Chilled Water Review Date.

3.4	Following the Chilled Water Review Date, the parties will endorse the following memorandum on this Deed:

“Memorandum: with effect from [Chilled Water Review Date] the parties confirm that, pursuant to and in accordance with Paragraph 3.3 of the Schedule to this Deed, the Underlet Premises Chilled Water Allocation shall be [—] kW”.

3.5	On any assignment of the whole or underletting of the whole or part of the Underlease to an entity which is not a Group Company (as defined in the Underlease) of MF Global

UK Limited (Company number 1600658) the Landlord may on a date not before one year but not more than three years after the date of completion of such assignment or underletting, and which date is to be elected by the Landlord on written notice to the Tenant and the Undertenant (“Subsequent Review Date”) instigate a review of the Chilled Water Allocation and/or the Underlet Premises Total Power Draw in accordance with the provisions of Paragraph 3.6 of this Schedule by serving written notice on the Tenant and the Undertenant specifying the Subsequent Review Date PROVIDED THAT the Landlord shall not be obliged to increase the Chilled Water Allocation and/or the Underlet Premises Total Power Draw.

3.6	On the Subsequent Review Date the Landlord the Tenant and the Undertenant shall review and (if appropriate) reduce the Underlet Premises Total Power Draw and/or the Chilled Water Allocation in accordance with the following formulas (as appropriate):

(A)	in respect of a review of the Underlet Premises Total Power Draw, the reviewed Underlet Premises Total Power Draw shall be the amount “X” where:

X = the lower of (1) Z and (2) the sum of Y +10% of Y, where

Z = 846kW or (if lower) such reviewed Underlet Total Power Draw determined previously pursuant to paragraph 3.1 of this Schedule; and

Y =

the highest amount of electrical power actually drawn in the Underlet Premises from the Power Supply (measured in kW) at any time in the period from the date of the relevant assignment or underletting (as appropriate) until the Subsequent Review Date; and

(B)	in respect of a review of the Chilled Water Allocation, the reviewed Chilled Water Allocation shall be an amount equal to X where:

X = the lower of (1) Z and (2) the sum of Y + 10% of Y, where

Z = 1400kW or (if lower) such reviewed Chilled Water Allocation determined previously pursuant to paragraph 3.3 of this Schedule; and

Y =

the highest amount of chilled water capacity actually drawn from the Chilled Water System for the purpose of cooling the Underlet Premises at any time as measured by the energy meters installed by the Undertenant (or its predecessor in title) for that purpose in the period from the date of the relevant assignment or underletting (as appropriate) until the Subsequent Review Date.

3.7	Following a review in accordance with Paragraph 3.6, the Chilled Water Allocation and/or the Underlet Premises Total Power Draw shall be the Chilled Water Allocation and/or the Underlet Premises Total Power Draw as reviewed in accordance with Paragraph 3.6 and the parties will endorse the following memorandum on this Deed:

“Memorandum: with effect from [insert date of review conducted in accordance with Paragraph 3.6] the parties confirm that, pursuant to and in accordance with Paragraph 3.6 of the Schedule to this Deed, the Chilled Water Capacity shall be [—] kW and the Underlet Premises Total Power Draw shall be [—] kW”.

3.8	The Landlord, the Tenant and the Undertenant agree and acknowledge that they shall each be responsible for the costs incurred in connection with any review undertaken pursuant to this Paragraph 3 in equal shares (together with any applicable VAT). The Tenant and the Undertenant shall each pay to the Landlord one third of the reasonable and proper costs incurred by the Landlord (or by the Landlord’s managing agent) within ten (10) days of demand and the Undertenant shall reimburse the Tenant’s share to the Tenant in accordance with clause 3.6 of the Underlease.

4.	SURVIVAL OF RIGHTS

4.1	The rights granted in Paragraph 2.1 of this Schedule shall apply until the expiry or earlier determination of the Underlease unless the Underlease is renewed pursuant to the provisions of sections 24 to 28 of the Landlord and Tenant Act 1954.

4.2	The rights granted and covenants given in Paragraph 2.3 of this Schedule shall apply only whilst MF Global UK Limited (Company Number 1600658) and/or a Group Company as defined in the Underlease of MF Global UK Limited (Company Number 1600658) is the Undertenant and remains in occupation of the whole of the Underlet Premises.

4.3	The parties agree and acknowledge that on the expiry, or earlier determination of the Underlease, the provisions of this Schedule shall have no further effect.

5.	REGISTRATION OF RIGHTS

The Landlord and the Tenant consent to the registration of the Rights granted in this schedule against their respective registered titles to the Building and the Premises at the Land Registry and against the Undertenants title to the Underlease to be registered at the Land Registry.

ANNEX 1

Draft Underlease

ANNEX 2

Service Agreement

ANNEX 3

Letter of Credit

EXECUTED AS A DEED on behalf of 5 CHURCHILL PLACE L.P.,

a limited partnership established in Bermuda (“the Partnership”)

by                      and                      being persons who, in accordance with the laws of that territory, are acting under the authority of that Partnership

Signature:	Authorised Signatory

Name: (in BLOCK CAPITALS) ____________________________

Signature:	Authorised Signatory

Name: (in BLOCK CAPITALS) ____________________________

Executed as a deed by	)
CANARY WHARF MANAGEMENT LIMITED	)
acting by a director and its	)
secretary or by two directors	)	Signature of director

Signature of secretary or director

Executed as a deed by	)
J.P. MORGAN MARKETS LIMITED	)
acting by John Clare, director	)
in the presence	)	Signature of director
of:

Witness’ signature:
Witness’ name (in capitals):
Witness’ address:

Witness’ occupation:

Executed as a deed on behalf of	)
THE BEAR STEARNS COMPANIES LLC	)
a limited liability company incorporated under	)
the laws of The State of Delaware by	)
John Clare being a person who,	)
in accordance with the	)
laws of that territory is acting under the	)
authority of the Company	)

Executed as a deed by	)
MF GLOBAL UK LIMITED	)
acting by a director and its	)
secretary or by two directors	)	Signature of director

Signature of secretary or director

Executed as a deed on behalf of	)
MF GLOBAL HOLDINGS LTD	)
a company incorporated under the laws of	)
The State of Delaware by	)
)
being a person who, in accordance with the	)
laws of that territory is acting under the	)
authority of the Company	)

DATED              2010

5 CHURCHILL PLACE L.P.

CANARY WHARF MANAGEMENT LIMITED

J.P. MORGAN MARKETS LIMITED

THE BEAR STEARNS COMPANIES LLC

MF GLOBAL UK LIMITED

and

MF GLOBAL HOLDINGS LTD

L I C E N C E T O U N D E R L E T

UNDERLET PREMISES:	Part Ground Floor and Floors 1 to 4 (inclusive), 5 Churchill Place, Canary Wharf, London E14

LEASE:

A lease dated 26 November 2009 and

made between Canary Wharf (BP2) T1

Limited and Canary Wharf (BP2) T2

Limited (1), Canary Wharf Management

Limited (2), J.P. Morgan Markets Limited (3),

The Bear Stearns Companies LLC (4)

and Canary Wharf Holdings Limited (5)

SLAUGHTER AND MAY

ONE BUNHILL ROW

LONDON EC1Y 8YY

TEL NO: 020 7600 1200

FAX NO: 020 7090 5000

REF: JSYN/DJWS

PR102850004

PARTICULARS

Date of licence	:	2010

Parties to this licence	:	Landlord 5 CHURCHILL PLACE L.P. (a limited partnership established and registered in Bermuda with number 43789) of 5B Waterloo Lane, Pembroke HM08 Bermuda

	:	Management Company CANARY WHARF MANAGEMENT LIMITED (registered in England number 2067510) whose registered office is at One Canada Square, Canary Wharf, London E14 5AB

	:	Tenant J.P. MORGAN MARKETS LIMITED (registered in England number 1592029) whose registered office is at 125 London Wall London EC2Y 5AJ

:

Tenant’s Guarantor

THE BEAR STEARNS COMPANIES LLC a limited liability company incorporated under the laws of the State of Delaware of Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle DE, USA

	:	Undertenant MF GLOBAL UK LIMITED (registered in England number 1600658) whose registered office is at Sugar Quay, Lower Thames Street, London EC3R 6DU

	:	Undertenant’s Guarantor MF GLOBAL HOLDINGS LTD whose registered office is at Corporation Trust Centre, 1209 Orange Street, Wilmington, Newcastle, Delaware, USA

Premises	:	Part Ground Floor and Floors 1 to 7 (inclusive) and Floor 12, 5 Churchill Place, Canary Wharf, London E14 as more particularly described in the Lease

Underlet Premises	:	Part Ground Floor and Floors 1 to 4 (inclusive), 5 Churchill Place, Canary Wharf, London E14 as more particularly described in the Underlease

Lease	:	A lease dated 26 November 2009 and made between Canary Wharf (BP2) T1 Limited and Canary Wharf (BP2) T2 Limited (1), Canary Wharf Management Limited (2), J.P. Morgan Markets Limited (3), The Bear Stearns Companies LLC (4) and Canary Wharf Holdings Limited (5)